                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                           SWITCHBOARD INCORPORATED
                           ------------------------
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         --------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         --------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         --------------------------------------------------

    (5)  Total fee paid:

         --------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

         --------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------

    (3)  Filing Party:

         --------------------------------------------------

    (4)  Date Filed:

         --------------------------------------------------

Statements in this filing regarding the proposed transaction between Switchboard Incorporated and Viacom, Inc., the expected timetable for completing the transaction, future financial and operating results, benefits of the transactions, future opportunities and strategies for Switchboard and any other statements about Switchboard's management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the approval by Switchboard's stockholders of the transaction in compliance with applicable law; Switchboard's ability to realize anticipated benefits and opportunities and to implement successfully proposed strategies; Switchboard's ability to market its products and services and to maintain and develop its brand awareness in the absence of its relationship with Viacom; and the other factors described in Switchboard's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC. Switchboard cautions readers to consider carefully these and other such factors. Further, such forward-looking statements speak only as the date on which such statements are made. Switchboard disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Switchboard plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction described in this filing. The Proxy Statement will contain important information about Switchboard, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Switchboard through the Web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Switchboard by contacting Investor Relations at Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, telephone: 508-898-8200.

Switchboard and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the restructuring agreement. Information regarding Switchboard's directors and executive officers is contained in Switchboard's Annual Report on Form 10-K for the year ended December 31, 2000 and its Proxy Statement dated April 17, 2001, which are filed with the SEC. A more complete description will be available in the Proxy Statement.

As of January 31, 2001, ePresence, Inc. beneficially owned approximately 38% of Switchboard's common stock. Upon the closing of the restructuring agreement, ePresence is expected to own approximately 54% of Switchboard's common stock and will therefore be Switchboard's majority stockholder. Switchboard's Chairman of the Board of Directors, William P. Ferry, is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence. Switchboard's director, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence. Switchboard's director, Robert M. Wadsworth, is also a director of ePresence. In addition, David N. Strohm, another of Switchboard's directors, was a director of ePresence from 1983 to 1999.

Viacom is the holder of the one outstanding share of Switchboard's series E special voting preferred stock. As the holder of that share, Viacom is presently entitled under Switchboard's certificate of incorporation to elect the two directors to Switchboard's board of directors. Pursuant to these special voting rights, Viacom elected Peter Glusker and Daniel R. Mason to Switchboard's board of directors. Peter Glusker is Senior Vice President, Viacom Interactive Ventures of Viacom. Daniel R. Mason is Executive Vice President of Infinity Broadcasting Corporation, a wholly owned subsidiary of Viacom.

Switchboard's director, Douglas J. Greenlaw, is party to an employment agreement with Switchboard under which he serves as Switchboard's Chief Executive Officer. Under the terms of this agreement, the vesting of Mr. Greenlaw's outstanding options to purchase Switchboard's common stock accelerates upon the occurrence of a change in control of Switchboard. The expected increase in ePresence's ownership interest of Switchboard upon the closing of the restructuring agreement may be deemed to be a change in control under the employment agreement.

Mr. Greenlaw has waived any option acceleration under his employment agreement based upon a change in control resulting from the transactions contemplated by the restructuring agreement.

Switchboard's Web site address is www.switchboard.com. Reference in this filing to www.switchboard.com any variations thereof or any other uniform resource locator, or URL, are inactive textual references only. The information on our Web site or at any other URL is not incorporated by reference into this filing and should not be considered to be a part of this document.

Set forth below is the press release issued by Switchboard announcing its restructuring agreement with Viacom.


CONTACT INFORMATION

Investor Relations, Switchboard               Media Relations, Switchboard
Jodi Silva                                    Colleen Sheehan
FitzGerald Communications                     FitzGerald Communications
617-692-3288                                  617-692-3213


SWITCHBOARD RESTRUCTURES RELATIONSHIP WITH VIACOM




SWITCHBOARD FOCUSES ON CORE TECHNOLOGY AND MERCHANT NETWORK PARTNERS



WESTBORO, Mass. August 23, 2001 -- Switchboard Incorporated (Nasdaq: SWBD), the Internet's leading provider of directory technology and Nearbuy (SM) locally targeted e-marketing solutions, today announced a planned restructuring of its relationship with Viacom Inc. (NYSE:VIAb), parent company of CBS Corporation. The resulting deal will be beneficial for the Company as it continues to focus on core business objectives and priorities. The final restructuring agreement is subject to customary closing conditions and Switchboard stockholder approval, which requires approval by two-thirds of Switchboard's outstanding shares, excluding those held by Viacom.

The terms of the planned restructuring involve an exchange of consideration between the parties whereby, upon the closing of the transaction, Viacom will surrender to Switchboard all of the approximately 7.5 million shares of common stock and half of the approximately 1.1 million common stock warrants it presently holds in Switchboard. In exchange, Switchboard will relinquish to Viacom the remaining balance of $72.5 million (prior to its third quarter advertising campaign) in advertising credits the Company was to receive over the remaining term of its Advertising and Promotion Agreement dated June 30, 1999. Upon the closing of the transaction, Viacom's beneficial equity ownership in Switchboard will be reduced from approximately 32% to approximately 3%.

"The relationship with Viacom has helped Switchboard build its brand in the consumer market as the leading national Internet directory service, and we have exceeded our expectations for improved brand awareness and corporate visibility during the past two years," stated Doug Greenlaw, chief executive officer of Switchboard. "As we move forward, it is becoming increasingly important to have the flexibility to extend our marketing messages to more targeted audiences using a variety of media types, including cable television, online and print.
By restructuring our relationship with Viacom, we now can better align our marketing efforts with our business objectives, balancing brand building with channel building and our goal of sustained profitability."

The announcement reflects the evolution of Switchboard's business model, and reinforces the Company's strategy to build a profitable, broad merchant and channel partner network. The proposed restructuring agreement and Switchboard's solid financial profile positions the Company to more aggressively pursue its channel expansion plans with its innovative directory technology, while eliminating the large non-cash expenses associated with its Viacom-related advertising and their effect on corporate earnings.

SWITCHBOARD'S BUSINESS MODEL

Switchboard derives revenue from several distinct sources, predominately from its local merchant network, which includes both technology syndication/licensing and merchant services, and banner and site sponsorship advertising. In the quarter ended June 30, 2001, the revenue was comprised of approximately 62% from local merchant network sources and 38% from banner and site sponsorship advertising.

"We continue to expand the breadth of our merchant network and partnerships, building these relationships around our powerful directory technology," said Dean Polnerow, president of Switchboard. "We are focusing our efforts on building our channel partnership strategy - developing and licensing directory solutions for our partners while sharing in their successes as they monetize the emerging online directory opportunity. In addition, our Web site continues to be an important company asset - it is our company's showcase. The underlying technology evident on our site attracts new partners, and the consumers who visit our site each day represent a large audience for local merchants who buy advertising from our partners."

As part of the agreement, and to further Switchboard's ongoing marketing strategy for its showcase Web site, Switchboard will advertise on CBS properties using approximately $7.5 million in advertising credits in the third quarter of 2001, as the final component of its promotion and branding relationship with Viacom. The national television advertising campaign is intended to bring consumers, potential partners and investors alike to the Switchboard Web site (www.switchboard.com) and raise awareness of it as a showcase of the Company's impressive online directory technology, which provides a free, national online alternative to paper-based yellow pages and costly directory assistance calls.

Switchboard will host a public conference call to discuss the proposed transaction later today, Thursday, August 23, 2001 at 4:30 p.m. EDT. A live broadcast of the call can be accessed on the Investor Relations page on the Switchboard Web site, www.switchboard.com, or by calling 1-800-500-0177, passcode 694868, at the time of the call. A replay of the call will be available beginning on or about Monday, August 27, 2001 through August 31, 2001. To access the replay, please dial 1-888-203-1112 and enter passcode 694868.

ABOUT SWITCHBOARD INCORPORATED

Headquartered in Westboro, Mass., Switchboard Incorporated is the leading provider of directory technology and Nearbuy(SM) solutions -- a tightly integrated suite of products and services promoting local business across a full range of Internet and wireless platforms. Its flagship Web site, Switchboard.com (www.switchboard.com) offers a broad range of functions, content and services including yellow and white pages, product searching, and interactive maps and driving directions. Viewed more than 90 million times each month, Switchboard.com is a showcase for Switchboard's superior technology and breadth of directory product offerings. ePresence (Nasdaq: EPRE) currently owns approximately 38% of the outstanding shares of Switchboard. "Switchboard" is a registered trademark, and "Nearbuy", "Deals Nearbuy" and "What's Nearby" are service marks of Switchboard Incorporated.


Important Additional Information Will Be Filed With The SEC


Switchboard plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction described in this press release. The Proxy Statement will contain important information about Switchboard, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Switchboard through the Web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Switchboard by contacting Investor Relations at Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, telephone: 508-898-8200.

Switchboard and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the restructuring agreement. Information regarding Switchboard's directors and executive officers is contained in Switchboard's Annual Report on Form 10-K for the year ended December 31, 2000 and its Proxy Statement dated April 17, 2001, which are filed with the SEC. Additional information regarding Switchboard's directors and executive officers is contained in additional soliciting materials filed by Switchboard with the SEC under Rule 14a-12 on or about August 23, 2001. A more complete description will be available in the Proxy Statement.

FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed restructuring transaction, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities and strategies for Switchboard and any other statements about Switchboard's management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the approval by Switchboard's stockholders of the transaction in compliance with applicable law; Switchboard's ability to realize anticipated benefits and opportunities and to implement successfully proposed strategies; Switchboard's ability to market its products and services and to maintain and develop its brand awareness in the absence of its relationship with Viacom; and the other factors described in Switchboard's Annual Report on Form 10-K for the year ended December 31, 2000 and its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC. Switchboard cautions readers to consider carefully these and other such factors. Further, such forward-looking statements speak only as the date on which such statements are made. Switchboard disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.